EXHIBIT 10.17

NOTE: Portions of this Exhibit are the subject of a Confidential Treatment Request by the Registrant to the Securities and Exchange Commission (the “Commission”). Such portions have been redacted and are marked with a “[***]” in the place of the redacted language. The redacted information has been filed separately with the Commission.

First Addendum to

the FOUNDRY AGREEMENT

THIS First Addendum to the Foundry Agreement by and between Hua Hong NEC Electronics Company Limited, a Chinese limited liability company with offices at No. 1188 Chuan Qiao Road, Pu Dong New District, Shanghai, China (“HHNEC”), and Alpha and Omega Semiconductor Limited, a Bermuda exempted company with offices at 495 Mercury Drive, Sunnyvale, California 94085, USA (“AOS”), is made effective as of this 28th day of July, 2005, pursuant to Section 10.9 of the Foundry Agreement (dated January 10, 2002 by and between HHNEC and AOS).

For valid and sufficient consideration, AOS and HHNEC agree as follows:

1.	Terms.

The initial Term set forth in Section 9.1 of the Foundry Agreement shall be renewed and extended for a subsequent Term of five (5) years immediately after the initial Term. AOS and HHNEC shall begin negotiating additional term in good faith at least six (6) months prior to the expiration of the subsequent Term. At the expiration or termination, each party shall nonetheless use its reasonable best effort to effect an orderly transition for a period of not less than three (3) years.

2.	Production Volume Commitment Table

Monthly Supply & Purchase ( unit: wafers )
Fab I HHNEC	minimum	[***]
	maximum	[***]
Fab II HHNEC	minimum	[***]
	maximum	[***]
Total: minimum [***] maximum [***]

2.1 The volume of Fab II of HHNEC in the table above shall not be applied until the Fab II is released for mass production.

2.2 The maximum is the capacity that HHNEC committed to offer to AOS. And the minimum is the order that AOS committed to order to HHNEC. If AOS fails to reach the minimum level in certain month, AOS shall buy the short wafers in the following month.

2.3 The minimum loading requirement and make-up plan required from AOS above is contingent on such condition that HHNEC maintains 1) consistent and reliable quality standards and output; 2) sufficient resources for new technology development to make AOS products competitive in the market; and 3) enough capacity to meet the foregoing requirements.

***CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION***

3.	Price of the Wafer

The price of the wafer shall be discussed and fixed by both parties every six months to be market competitive.

4.	Integration.

Any provision set forth in the Foundry Agreement that is not affected by this First Addendum shall remain valid and in full force and effect. This First Addendum shall upon execution become an integral part of the Foundry Agreement, which embodies the entire and complete understanding of the parties in relation to the subject matter of the Foundry Agreement and overrides or supersedes all prior promises, agreements, understandings, proposals and representations and warranties made by either party with respect to this subject matter.

IN WITNESS WHEREOF, the Parties have caused this First Addendum to the Foundry Agreement to be executed by their duly authorized representative on the date first written above.

HHNEC		AOS

Hua Hong NEC Electronics Co., Ltd.		Alpha & Omega Semiconductor Ltd.

By	/s/ Wen Tao Liu	By	/s/ Mike F. Chang

Name:	Wen Tao Liu	Name:	Mike F. Chang

Title:	President	Title:	President

Date:	07-28-2005	Date:	8-1-2005

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